EXHIBIT 1.01

POWER INTEGRATIONS, INC.
Conflict Minerals Report
For The Year Ended December 31, 2014

Introduction

This is the Conflict Minerals Report of Power Integrations, Inc. (“Power Integrations”) for the calendar year ended December 31, 2014, presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) Section 1502. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Company Overview

We design, develop and market analog and mixed-signal integrated circuits (ICs) and other electronic components and circuitry used in high-voltage power conversion. Our products are used in power converters that convert electricity from a high-voltage source to the type of power required for a specified downstream use. In most cases this conversion entails, among other functions, converting alternating current (AC) to direct current (DC) or vice versa, reducing or increasing the voltage, and regulating the output voltage and/or current. In addition, we offer IGBT drivers containing multiple ICs, electrical isolation components and other circuitry - used to operate arrays of high-voltage, high-power transistors. Power Integrations primarily relies on its contract manufacturers and direct suppliers for the manufacturing of its high-voltage analog integrated circuits and IGBT drivers.

Conflict Minerals Policy

Power Integrations' policy statement regarding conflict minerals has been made available on its website since March 2013. The policy in place during the reporting period was as follows:

On August 22, 2012, the United States Securities and Exchange Commission (SEC) adopted the conflict minerals rule pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requiring all publicly traded companies to disclose the use of “conflict minerals” necessary to the functionality or production of their products manufactured or contracted to be manufactured.

The term "conflict minerals" refers to specific minerals originating from the Democratic Republic of the Congo (DRC) or adjoining countries (aka the Covered Countries) which directly or indirectly finance or benefit armed groups. The specific minerals identified are:

•Coltan (columbite-tantalite) and its derivatives (Tantalum)

•	Cassiterite and its derivatives (Tin)

•	Wolframite and its derivatives (Tungsten)

•	Gold

Power Integrations has considered the rule’s requirements, related guidance from the Organization for Economic Cooperation and Development (OECD), the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) and is committed to complying with this legislation.

Tantalum, tin, tungsten and gold, or 3TG, minerals are necessary to the functionality or production of the products contracted to manufacture by Power Integrations. However, Power Integrations does not purchase these minerals directly from the smelters or mines. Power Integrations relies on its manufacturing partners for the manufacturing of its products. The requirement to source such minerals from the list of compliant smelters and refiners per www.conflictfreesmelter.org has been communicated to all manufacturing partners including the direct suppliers and distributors through the use of the EICC-GeSI Conflict Minerals Reporting Template.

Power Integrations encourages its manufacturing partners including the direct suppliers and distributors to have a purchasing policy/supplier selection program to ensure that all products manufactured or sold by Power Integrations that contain tantalum, tin, tungsten and gold are conflict-free or sourced from the list of compliant smelters and refiners.

CONFLICT MINERALS DISCLOSURE

Reasonable Country of Origin Inquiry (RCOI)

Products Containing Conflict Minerals (3TG):

Based upon Power Integrations' internal assessment, the products we sell contain conflict minerals ("3TG"). Tantalum may be present in some capacitors, high-power resistors and sensors used in IGBT drivers. Tin is used in solder paste, printed circuit board surface metallization and external lead plating. Tungsten is either used in via contacts, as a sputter target or in the gas tungsten hexafluoride ("WF6") during the manufacturing process, while gold is typically used for wire bonding that provides electrical connection between the silicon chip and the external leads of integrated circuits, for printed circuit board surface metallization, and in the plating for jumpers and connectors.

Inquiry Process:

Power Integrations has adopted the Conflict Minerals Reporting Template released by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (EICC-GeSI) and is a member of Conflict-Free Sourcing Initiative (CFSI) of the EICC-GeSI. All contract manufacturers either receive and sign a “Manufacturing Partnership Manual” agreement that informs our suppliers about the conflict mineral requirements and /or the EICC-GeSI Conflict Minerals Reporting Template. We send the EICC-GeSI Conflict Minerals Reporting Template (“Supplier Survey”) to all contract manufacturers, PCB assembly suppliers and distributors, and resend it whenever there is a template revision.

Power Integrations performs the following related to the Supplier Surveys:

•	Evaluates the responses from the suppliers and provides training when necessary.

•	Compares the smelters and refiners identified by the direct suppliers against the smelter list provided by the CFSI's independent third-party smelter audit program.

•	Reviews the Supplier Surveys for completeness and follows up on incomplete information or information that would lead us to believe material is not DRC conflict-free.

•	Summarizes all responses into a Conflict Minerals Reporting Template.

•	Conducts on-site audits of the responses from the suppliers against the responses from their suppliers and provides training where necessary.

Results of Inquiry

As of the date of this filing, based on the RCOI responses and analysis of such responses, as it applies to the calendar year ended December 31, 2014, Power Integrations has confirmed that one of the smelters does source tin from DRC, but that this smelter has been audited and confirmed by CFSI to be conflict-free. Power Integrations cannot ascertain the source mine and country of origin of all of the other relevant conflict minerals or 3TG minerals and/or their derivatives that are necessary to the functionality or production of our products. Therefore, we have continued to proceed with additional due diligence procedures for the purpose of determining the status of our products as it pertains to the source and chain of custody of conflict minerals.

Due Diligence Measures

Power Integrations' conflict minerals policy and the associated due-diligence program are based on the OECD five-step framework known as OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

The following steps outline the due diligence measures taken to determine the country of origin:

1.	Policy and Management System
Conflict Minerals Policy - The policy establishes Power Integrations’ expectations of its suppliers to source the required minerals from the list of compliant smelters and refiners per www.conflictfreesmelter.org. The policy resides on our website under “Operations and Sustainability” and can be accessed directly from http://www.power.com/products/product-documents/conflict-minerals-policy-statement/. The policy is periodically reviewed and updated, if necessary.
Management System - The Conflict Minerals policy is formally documented in Power Integrations' Regulatory Compliance Policy. Direct suppliers (contract manufacturers) are required to provide information on the smelters or refiners in their supply chain using the EICC-GeSI Conflict Minerals Reporting Template.

2.	Risk Assessment
Power Integrations adopted the Conflict Minerals Reporting Template developed by the EICC-GeSI. Power Integrations' quality assurance department:

•Reviews and ascertains the products that contain conflict minerals (3TG).
•Identifies the direct suppliers that provide products containing conflict minerals.

•	Evaluates the responses via the Conflict Minerals Reporting Template from the suppliers.

•	Compares the smelters and refiners identified by the direct suppliers against the smelter list provided by the Conflict Free Sourcing Initiative’s independent third party smelter audit program.

•	Summarizes all responses into a Conflict Minerals Reporting Template; and

•	conducts on-site audits of the responses from the suppliers against the responses from their suppliers and provides training where necessary.

Based on the results of this process, Power Integrations has been able to determine the smelters from which certain of its conflict minerals originate, which are listed at the end of this report under “Smelters Reported by the Direct Suppliers.” There are 67 Gold, 14 Tantalum, 60 Tin and 21 Tungsten smelters identified.

3.	Mitigate Risk
Power Integrations understands that the global supply chain of conflict minerals is complex and that disclosure of mineral sources is often considered confidential. To reduce potential supply chain risk, Power Integrations communicated the requirements of the Dodd-Frank Act to its direct suppliers, and encouraged its direct suppliers to train their smelters and to recommend that their smelters and refiners participate in an independent assessment through the EICC-GeSI Conflict-Free Smelter Program.

4.	Audit of Smelters/Refiners
As a non-member partner company of the EICC-GeSI CFSI, Power Integrations leveraged the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). Efforts to determine mine or location of origin through CFSI are described on the CFSI website at www.conflictfreesmelter.org.

5.	Report on Supply Chain Due Diligence
The Form SD Specialized Disclosure and the Conflict Minerals Report constitute Power Integrations’ annual report on its Conflict Minerals Due Diligence. The Form SD to which this report is attached as Exhibit 1.01 for the calendar year 2014 is filed with the SEC.

Additional Steps

Power Integrations maintains an ongoing effort to mitigate the risk that armed groups could benefit from our use of conflict minerals. Power Integrations continues to encourage its direct suppliers to train their smelters and to recommend that their smelters and refiners participate in an independent assessment through the EICC-GeSI Conflict-Free Smelter Program.

Limitations on Due Diligence

This Conflict Minerals Report is based on the due-diligence activities performed to date in good faith by Power Integrations and is based on the infrastructure and information available at the time of the filing of this report. There are factors that could affect the accuracy of the information. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Mineração Ltda	Brazil	CID000058
Gold	Argo-Heraeus SA	Switzerland	CID000077
Gold	Asahi Pretec Corporation	Japan	CID000082
Gold	Asaka Riken Co Ltd	Japan	CID000090
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation, Canada	Canada	CID000185
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Codelco	Chile	—
Gold	Daejin Indus Co. Ltd	Republic of Korea	CID000328
Gold	DaeryungENC	Republic of Korea	—
Gold	Do Sung Corporation	Republic of Korea	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd.	Japan	CID000425
Gold	Ferro Corporation	USA	—
Gold	FSE Novosibirsk Refinery	Russian Federation	CID000493
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Ltd. Hong Kong	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Heraeus USA	Germany	—
Gold	Hwasung CJ Co. Ltd	Republic of Korea	CID000778
Gold	Ishifuku Metal Industry Co., Ltd	Japan	CID000807
Gold	Jiangxi Copper Company Limited	China	CID000855
Gold	Johnson Matthey Inc.	United States	CID000920
Gold	Johnson Matthey Ltd	Canada	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd	Japan	CID000937
Gold	Kennecott Utah Copper LLC	United States	CID000969
Gold	Kojima Chemicals Co., Ltd	Japan	CID000981
Gold	Korea Metal Co. Ltd	Republic of Korea	CID000988
Gold	LS-NIKKO Copper Inc.	Republic of Korea	CID001078
Gold	Materion	United States	CID001113
Gold	Matsuda Sangyo Co., Ltd	Japan	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies SA	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States	CID001157
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd	Japan	CID001193
Gold	Navoi Mining & Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co. LTD	Japan	CID001259
Gold	Ohio Precious Metals, LLC	United States	CID001322
Gold	PAMP SA	Switzerland	CID001352
Gold	PX Précinox SA	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd	South Africa	CID001512

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Sabin Metal Corp.	United States	CID001546
Gold	SAMWON METALS Corp.	Republic of Korea	CID001562
Gold	SEMPSA Joyería Platería SA	Spain	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	China	CID001622
Gold	So Accurate Group, Inc.	United States	CID001754
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761
Gold	Sumitomo Metal Mining Co., Ltd	Japan	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China	CID001916
Gold	Tokuriki Honten Co., Ltd	Japan	CID001938
Gold	Torecom	Republic of Korea	CID001955
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States	CID001993
Gold	Valcambi SA	Switzerland	CID002003
Gold	Western Australian Mint Trading as The Perth Mint	Australia	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co Ltd	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	Exotech Inc.	United States	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	Global Advanced Metals Boyertown	United States	CID002557
Tantalum	H.C. Starck GmbH Goslar	Germany	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	Germany	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	KEMET Blue Powder	United States	CID002568
Tantalum	Mitsui Mining & Smelting	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	Plansee SE Liezen	Austria	CID002540
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemicals	Japan	CID001869
Tantalum	Ulba	Kazakhstan	CID001969
Tantalum	Zhuzhou Cement Carbide	China	CID002232
Tin	Alpha	United States	CID000292
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Chofu Works	Japan	—
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	CID000278
Tin	Cooper Santa	Brazil	CID000295
Tin	CV Duta Putra Bangka	Indonesia	—
Tin	CV JusTindo	Indonesia	CID000307
Tin	CV Makmur Jaya	Indonesia	CID000308
Tin	CV Nurjanah	Indonesia	CID000309
Tin	CV Serumpun Sebalai	Indonesia	CID000313
Tin	CV United Smelting	Indonesia	CID000315
Tin	EM Vinto	Bolivia	CID000438
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd	China	CID000538
Tin	Gejiu Zi-Li	China	CID000555

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Tin	Gold Bell Group	China	—
Tin	Heimerle + Meule GmbH	Germany	—
Tin	Huichang Jinshunda Tin Co. Ltd	China	CID000760
Tin	Jiangxi Nanshan	China	CID000864
Tin	Linwu Xianggui Smelter Co	China	CID001063
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metahub Industries Sdn. Bhd.	Malaysia	—
Tin	Metallic Resources Inc	United States	—
Tin	Metallo Chimique	Belgium	CID002773
Tin	Mineração Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Nathan Trotter & Co., Inc.	United States	—
Tin	Novosibirsk Integrated Tin Works	Russian Federation	CID001305
Tin	OMSA	Bolivia	CID001337
Tin	PT Alam Lestari Kencana	Indonesia	CID001393
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Kudai Tin	Indonesia	CID001409
Tin	PT Bangka Putra Karya	Indonesia	CID001412
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	CID001416
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT BilliTin Makmur Lestari	Indonesia	CID001424
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT DS Jaya Abadi	Indonesia	CID001434
Tin	PT Eunindo Usaha Mandiri	Indonesia	CID001438
Tin	PT Fang Di MulTindo	Indonesia	CID001442
Tin	PT HP Metals Indonesia	Indonesia	CID001445
Tin	PT Koba Tin	Indonesia	CID001449
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	CID001486
Tin	PT REFINED BANGKA TIN	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sumber Jaya Indah	Indonesia	CID001471
Tin	PT Tambang Timah	Indonesia	CID001477
Tin	PT Timah (Persero), Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Yinchendo Mining Industry	Indonesia	CID001494
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-Ferrous Metal Co., Ltd.	China	CID002158
Tin	Yunnan Tin Co., Ltd	China	CID002180
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	China Minmetals Nonferrous Metals Co Ltd.	China	—
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd	China	CID000258

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Minerals	Smelter	Country	Smelter ID
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders Corp.	United States	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck GmbH	Germany	CID002541
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China	—
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China	—
Tungsten	Kennametal Huntsville	United States	CID000105
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CID001889
Tungsten	Wolfram Bergbau und Hütten AG	Austria	CID002044
Tungsten	Wolfram Company CJSC	Russian Federation	CID002047
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China	—